    As filed with the Securities and Exchange Commission on August 20, 1996
                                                Registration No. 333-___________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                                 ONCORMED, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                                   52-1842781
    (State or other jurisdiction              (IRS Employer Identification No.)
  of incorporation or organization)

                                205 PERRY PARKWAY
                          GAITHERSBURG, MARYLAND 20877
               (Address of principal executive offices) (Zip code)


                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)


                         TIMOTHY J. TRICHE, M.D., PH.D.
                             CHIEF EXECUTIVE OFFICER
                                 ONCORMED, INC.
                                205 PERRY PARKWAY
                          GAITHERSBURG, MARYLAND 20877
          (Name and address, including zip code, of agent for service)
                                 (301) 208-1888
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed              Proposed
            Title of                                                Maximum              Maximum
           Securities                        Amount                Offering              Aggregate            Amount of
              to be                          to be                   Price               Offering           Registration
           Registered                     Registered(1)           per Share(2)           Price(2)                Fee
             -----                           -------                 ------              --------               -------
Employee Stock Purchase Plan
Common Stock $0.01 par value                 200,000                 $3.375               $675,000              $233.00



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the OncorMed, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of OncorMed, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock of OncorMed, Inc. on August 15, 1996, as reported on the American Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference

                  OncorMed, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

                  a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the SEC on March 29, 1996;

                  b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1996 and June 30, 1996, filed with the SEC on May 14, 1996 and August 13, 1996, respectively.

                  c) The Registrant's Registration Statement No. 00-113768 on Form 8-A filed with the SEC on May 11, 1995, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

                  All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities

                  Not Applicable.


Item 5.  Interests of Named Experts and Counsel

                  Not Applicable.

Item 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred), arising under the Securities Act of 1933, as amended, (the "1933 Act"). Articles Nine and Ten of the Registrant's Certificate of Incorporation provide for indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has obtained liability insurance for its officers and directors.

Item 7.  Exemption from Registration Claimed

                  Not Applicable.


Item 8.  Exhibits

Exhibit Number        Exhibit

     4 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 00-024722 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

     5                Opinion and consent of Brobeck, Phleger & Harrison LLP.

    23.1              Consent of Independent Public Accountants - Arthur
                      Andersen LLP

    23.2              Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

    24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

    99.1              Employee Stock Purchase Plan

    99.2              Form of Stock Purchase Agreement

    99.3              Form of Enrollment/Change Form


Item 9.  Undertakings

                  A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's Restated 1993 Stock Option Plan.

                  B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on this 7th day of August, 1996.


                                       ONCORMED, INC.


                                       By: /s/ Timothy J. Triche
                                           --------------------------------
                                           Timothy J. Triche, M.D., Ph.D.
                                           Chief Executive Officer and
                                           Chairman of the Board



                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

                  That the undersigned officers and directors of OncorMed, Inc., a Delaware corporation, do hereby constitute and appoint Timothy J. Triche, M.D., Ph.D. and Lee Robert Johnston, Jr. and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                       Title                                   Date

/s/  Timothy J. Triche                          Chief Executive Officer and             August 7, 1996
- ------------------------------                  Chairman of the Board
Timothy J. Triche, M.D., Ph.D.                  (Principal Executive Officer)

Signature                                       Title                                   Date

/s/ Lee Robert Johnston, Jr.                    Chief Financial Officer,                August 7, 1996
- ------------------------------                  Vice President, Secretary
Lee Robert Johnston, Jr.                        and Treasurer (Principal
                                                Financial and Accounting Officer)

/s/ Douglas Dolginow                            President, Chief Operating              August 7, 1996
- ------------------------------                  Officer and Director
Douglas Dolginow, M.D.

/s/ John W. Colloton                            Director                                August 7, 1996
- ------------------------------
John W. Colloton

/s/ John Pappajohn                              Director                                August 7, 1996
- ------------------------------
John Pappajohn

/s/ Stephen Turner                              Director                                August 7, 1996
- ------------------------------
Stephen Turner

                                  EXHIBIT INDEX

        Exhibit
        Number        Exhibit

         4 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 00-024722 on Form 8-A which is incorporated herein by reference pursuant to Item 3(d) of this Registration Statement.

         5            Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1          Consent of Independent Public Accountants - Arthur
                      Andersen LLP

        23.2          Consent of Brobeck, Phleger & Harrison LLP is contained in
                      Exhibit 5.

        24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

        99.1          Employee Stock Purchase Plan

        99.2          Form of Stock Purchase Agreement

        99.3          Form of Enrollment/Change Form

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                                 ONCORMED, INC.